UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2021

Johnson Outdoors Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Class A Common Stock, $.05 par value per share	JOUT	NASDAQ Global Select Market SM

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

Effective as of July 15, 2021, Johnson Outdoors Inc. (the “Company”) and certain of its subsidiaries entered into a First Amendment to Amended and Restated Credit Agreement dated as of July 15, 2021 among the Company, certain of the Company’s subsidiaries named therein, PNC Bank, National Association, as lender and as administrative agent, PNC Capital Markets LLC, as sole lead arranger and bookrunner, and the other lender named therein (the “Amendment”).

The Amendment amends the Company’s Amended and Restated Credit Agreement dated as of November 15, 2017 among the Company, certain of the Company’s subsidiaries named therein, PNC Bank, National Association, as lender and as administrative agent, PNC Capital Markets LLC, as sole lead arranger and bookrunner, and the other lender named therein (as amended by the Amendment, the “Revolving Credit Agreement” or “Revolver” or the “Debt Agreement”).

The material provisions of the amended Revolving Credit Agreement are as follows:

•	The Debt Agreement provides for borrowing of up to an aggregate principal amount not to exceed $75 million through July 15, 2026.

•	The Debt Agreement is unsecured.

•
The Debt Agreement provides the Company with the option to obtain additional increases in the revolving credit facility and/or term loans for an additional aggregate amount of $50 million (i.e., an aggregate borrowing amount of $125 million) subject to the conditions of the Revolving Credit Agreement and subject to the approval of the Lenders.

•
Interest is payable under the Debt Agreement, at the Company’s option, based upon an overnight bank rate, LIBOR or the prime rate plus an applicable margin and it resets the interest rate calculation at the Company’s option on an either one, two, three or six month basis by instituting an applicable margin based on the Company’s leverage ratio for the trailing twelve month period.  The applicable LIBOR margin ranges from 1.0 percent to 1.75 percent.

•	The Revolving Credit Agreement restricts the Company’s ability to incur additional debt and includes maximum leverage ratio and minimum interest coverage ratio covenants.

This description of the Amendment and the Debt Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the original Debt Agreement (a copy of which was filed as Exhibit 99.1 to the current report on Form 8-K dated and filed with the Securities and Exchange Commission on November 20, 2017) and the Amendment, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 – First Amendment dated July 15, 2021 to Amended and Restated Credit Agreement dated as of November 15, 2017 among the Company, certain of the Company’s subsidiaries named therein, PNC Bank, National Association, as lender and as administrative agent, PNC Capital Markets LLC, as sole lead arranger and bookrunner, and the other lender named therein.

Exhibit 104 – Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.
Date: July 16, 2021
	By:	/s/	David W. Johnson
David W. Johnson, Vice President and Chief Financial Officer